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                                                                     EXHIBIT 9.2



                          SHAREHOLDER AGREEMENT (EMPAK)

     This Shareholder Agreement, dated as of June __, 1999, is made by and between Entegris, Inc., a Minnesota corporation (the "Company"), and the undersigned shareholders (collectively, "Shareholders" and each individually, a "Shareholder") of Empak, Inc., a Minnesota corporation ("Empak"). Capitalized terms used in this agreement and not defined herein shall have the meanings ascribed to them in the Consolidation Agreement (as defined below).

     WHEREAS, Empak and Fluoroware, Inc., a Minnesota corporation ("Fluoroware"), have agreed to consolidate their business operations pursuant to a Consolidation Agreement, dated June 1, 1999 (the "Consolidation Agreement"), by and among Flouroware, Empak and the Company, which provides for the exchange (the "Exchange") of all of the outstanding equity interests in each of Flouroware and Empak for all of the outstanding shares of common stock of the Company (the "Company Shares");

     WHEREAS, Shareholders are record and beneficial owners of all of the outstanding common stock of Empak (the "Empak Shares") and intend to exchange their Empak Shares for Company Shares on the terms set forth in the Consolidation Agreement and in this agreement;

     WHEREAS, the parties to the Consolidation Agreement have conditioned the consummation of the Exchange on, among other things, the execution by Shareholders and the Company of this agreement.

     NOW, THEREFORE, in consideration of the receipt of the Company Shares, as an inducement to Fluoroware and Empak and the other shareholders of Fluoroware to complete the Exchange, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Shareholders and the Company agree as follows:

     1. Exchange of Shares. At the time and in the manner contemplated by the Consolidation Agreement, each Shareholder shall assign and transfer to the Company, in exchange for the number of Company Shares that is determined pursuant to the Consolidation Agreement, all of such Shareholders's right, title and interest in the Empak Shares owned by such Shareholder, which Empak Shares shall be transferred to the Company free and clear of all liens, encumbrances and restrictions. On or prior to the Closing Date, each
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Shareholder will deliver to the Empak Representative for delivery to the Company at the Closing of the Exchange the stock certificate(s) evidencing such Shareholder's Empak Shares, which stock certificates(s) will be properly endorsed or accompanied by a properly executed stock power. On the Closing Date, and subject to the satisfaction or waiver of the closing conditions set forth in the Consolidation Agreement, the Company shall issue and deliver to each Shareholder a certificate evidencing the number of Company Shares issuable to such Shareholder pursuant to section 2.1(b)(i) of the Consolidation Agreement.
On the first anniversary of the Closing Date, the Company shall also issue and deliver to each Shareholder a certificate evidencing the additional number of Company Shares issuable to such Shareholder pursuant to section 2.1(b)(ii) of the Consolidation Agreement.

     2. Shareholders Representations and Warranties. As a material inducement to the Company and the other Shareholders of both Empak and Fluoroware to complete the Exchange, each o f the Shareholders represents, warrants and acknowledges, for itself, as follows:

          2.1 Authorization. The execution of and the performance by it of its obligations under this agreement have been validly authorized by all action necessary to make this agreement the legal and binding obligation of such Shareholder.

          2.2 Share Ownership. Such Shareholder owns, beneficially and of record, all of the Empak Shares set forth after its name on schedule A to this agreement, which Empak Shares will be transferred to the Company on the Closing Date free and clear of any claims, liens, charges, equities, and encumbrances or other restrictions which would in any way impair such Shareholders's right to effectively transfer such Empak Shares to the Company.

          2.3 Investment Representations. The Company Shares issuable to such Shareholder pursuant to the Consolidation Agreement are being acquired by such Shareholder for investment purposes and not with the view toward the distribution or sale thereof in a public offering within the meaning of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act. Such Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the Exchange of its Empak Shares for Company Shares and to make an informed investment decision with respect to that transaction and is able to bear the economic risk of holding the Shares for an indefinite period. Such Shareholder acknowledges that (i) the Company Shares have not been registered under either the Securities Act or applicable state securities law, and the Company will be relying upon the


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     foregoing investment representations in issuing the Company Shares to it and the other shareholders of Empak and Fluoroware, (ii) the Company has no obligation or current intention to register the Company Shares under the Securities Act of 1933 (the "Securities Act") or any state securities laws,
     (iii) the Company Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or applicable state securities laws or exemptions from registration are then available, (iv) and the transferability of the Company Shares will be subject to restrictions imposed by all applicable federal and state security laws and the certificates evidencing such Company Shares will be imprinted with a legend setting forth such restrictions.

          2.4. Empak Holdback Shares. Each Shareholder acknowledges that a portion of the Company Shares that such Shareholder is entitled to receive on the completion of the Exchange will be held back and delivered to such Shareholder the first anniversary of the Closing Date, but that such held-back shares will be subject to any prorata reductions which may result from a Empak Adjustment, as defined in the Consolidation Agreement.

     3. Negotiations. Until the Closing Date or such earlier date as the transactions contemplated by the Consolidation Agreement are abandoned, each Shareholder agrees that it will not enter into any negotiations or agreements, or make any undertaking or commitment, (i) to sell, transfer or otherwise dispose of any of the Empak Shares owned by such Shareholder on the date of this agreement, (ii) take any action to cause or permit Empak to merger or consolidate with, or acquire substantially all of the property and assets of, any other corporation or person, (iii) take any action to cause or permit Empak to sell, lease or exchange all or substantially all of its properties and assets to any other corporation or person or (iv) otherwise cause or permit the ownership or control of Empak to be transferred to any other party other than the Company pursuant to the Consolidation Agreement.

     4. Designation of Shareholders Representative.

          4.1 Shareholders hereby designates James Bernards and Robert E. Boyle as their representatives (the "Empak Representatives") for purposes (i) of resolving, settling or otherwise dealing with any indemnification claims made against the Empak Holdback Shares pursuant to the Consolidation Agreement, (ii) of pursuing claims against the Empak Holdback Shares pursuant to the Consolidation Agreement, and (iii) of otherwise acting as the representative of Shareholders on matters specified in the Consolidation Agreement and in this agreement.


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          4.2 Shareholders acknowledges that, until such time as no Empak
     Holdback Shares remain subject to the Consolidation Agreement, the Empak Representatives may only be removed by a consent of the Empak Shareholderss who before the Closing Date owned a Majority of the Empak Shares then outstanding upon written notice to the Empak Representatives. If either Empak Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Empak Representative. During any period during which there is no person serving as an Empak Representative, except where due to the resignation or removal of a representative, all time periods imposed upon the Empak Representatives pursuant to the Consolidation Agreement shall be tolled.

          4.3 Shareholders hereby authorizes the Empak Representatives to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under the Consolidation Agreement, this agreement or the documents referred to in such agreements which the Empak Representatives determine in their sole and absolute discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain such counsel, investment bankers, accountants, representatives, and other professional advisors as they determine in their sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform their rights and obligations under this agreement and the Consolidation Agreement, and the Empak Representatives shall have the right to rely in good faith upon the advise they receive from any such persons.

          4.4 The Empak Representatives may on behalf of Shareholders consent to or object to any claim for indemnification by the Company or the Empak Shareholders, and shall have the authority to initiate litigation or arbitration pursuant to and subject to the terms of the Consolidation Agreement.

          4.5 Each Shareholder hereby releases the Empak Representatives from any liability to such Shareholder for any act or omission to act in their capacity as Empak Representatives unless such Shareholder is able to prove that the Empak Representatives were guilty of willful misconduct or bad faith.

          4.6 The Empak Representatives shall be entitled to prorata reimbursement by Shareholders of all out of pocket costs and/or expenses incurred by them in carrying out their responsibilities under this agreement or the Consolidation Agreement. In the event that the Empak Representatives reasonably determines that it is necessary or desirable to have the Shareholders advance


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     funds to cover out of pocket costs or expenses incurred or to be incurred by them, they may notify Shareholders of such request to participate ratably in accordance with each Shareholder's respective interest in such costs and expenses. The notice shall contain such other terms and conditions as the Empak Representatives determines to be necessary or desirable, and shall set forth the amount which they have reasonably determined to be necessary to cover such costs and expenses and each Shareholder's allocable share of such amount. Each Shareholder shall have ten (10) business days to respond to the request and to deliver a check to the Empak Representative for such Shareholder's allocable share of the amount required, or such greater amount as such Shareholder desires to advance. In no event shall the Company, Fluoroware or Empak be responsible for the costs or expenses of the Empak Representatives.


     5. Organizational Matters. Each Shareholder hereby consents to (a) the organization, designation and removal provisions relating to the Board of Directors of the Company that are described in section 1.2 of the Consolidation Agreement, and (b) the appointment of, and designation of authority to, the Board Integration Team which is described in section 1.3 of the Consolidation Agreement.

     6. Miscellaneous.

          6.1 Complete Agreement. This agreement and the Consolidation Agreement contain the complete agreement between Shareholders and the Company relating to the matters discuss herein and therein and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this agreement will be deemed effective to modify or amend any part of this agreement or any rights or obligations of any person under or by reason of this agreement.

          6.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications will, unless another address is specified in writing, be sent to


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     Shareholders at their respective addresses set forth on schedule A to this agreement and to the Company at its principal business offices.

          6.3 Assignment. This agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6.4 Counterparts. This agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. This agreement shall not be binding until it is executed by all of the parties hereto.

          6.5 Governing Law. The internal law, without regard for conflicts of laws principles, of the State of Minnesota will govern all ------------- questions concerning the construction, validity, interpretation and enforcement of this agreement.


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     IN WITNESS WHEREOF, an authorized representative of the Company and each of the Shareholders have executed this agreement as of the date set forth in the first paragraph.


                                       MARUENI CORPORATION



                                       By
                                          --------------------------------------
                                       Title:
                                              ----------------------------------

                                       MARUENI AMERICACORPORATION

                                       By
                                          --------------------------------------
                                       Title:
                                              ----------------------------------

                                       WCB HOLDINGS, LLC

                                       By
                                          --------------------------------------
                                       Title:
                                              ----------------------------------

                                       ENTEGRIS, INC.

                                       By
                                          --------------------------------------
                                       Title:
                                              ----------------------------------


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                                   SCHEDULE A

                Shareholder                                           Empak
                Name & Address                                        Shares
                --------------                                      ---------
                WCB Holdings, LLC                                   5,890,303
                950 Lake Drive
                Chaska, MN 55317
                Attn: Mark Bongaard, Chief Manager
                (With a copy of notices to
                Robert E. Boyle, Esq.
                Robert E. Boyle & Associates, P.A.
                145 Paramount Plaza III
                7831 Glenroy Road
                Minneapolis, MN 55439)

                Marubeni Corporation                                  396,215
                4-2,ohtemachi   1-chome
                Chiyoda - ku
                Toyko, Japan
                Attn: General Manager
                Electric Materials Department

                Marubeni America Corporation                          264,144
                450 Lexington Avenue
                New York, New York 10017
                Attn: General Manager
                General Plastics Division


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